BLVD Holdings, Inc. 8-K

Exhibit 16.1

May 29, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of BLVD Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated May 29, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC